As filed with the Securities and Exchange Commission on March 31, 2000

                                                   Registration No. 333-________


                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549
                             ---------------------
                                    FORM S-8
                             REGISTRATION STATEMENT
                                     UNDER
                           THE SECURITIES ACT OF 1933
                             ---------------------

                        ORRSTOWN FINANCIAL SERVICES, INC.
             (Exact Name of Registrant as Specified in its Charter)

      Pennsylvania                                            23-2530374
(State of Incorporation)                                    I.R.S. Employer
                                                         Identification Number)

                               77 East King Street
                        Shippensburg, Pennsylvania 17257
                                 (717) 532-6114
               (Address, including Zip Code, and Telephone Number,
              including Area Code, of Principal Executive Offices)

                              ---------------------

                        Orrstown Financial Services, Inc.
                       Employee Stock Option Plan of 2000
                            (Full Title of the Plan)
                              Kenneth R. Shoemaker
                      President and Chief Executive Officer
                        Orrstown Financial Services, Inc.
                               77 East King Street
                        Shippensburg, Pennsylvania 17257
            (Name, Address and Telephone Number of Agent for Service)
                              ---------------------
                                    Copy to:

                           Dean H. Dusinberre, Esquire
                               Rhoads & Sinon LLP
                       One South Market Square, 12th Floor
                                  P.O. Box 1146
                            Harrisburg, PA 17108-1146
                                 (717) 233-5731
                              ---------------------

                                      CALCULATION OF REGISTRATION FEE

========================================================================================================
                                           Proposed                                Proposed
                                           Maximum                                 Maximum
--------------------------------------------------------------------------------------------------------
Title of Securities
   Registration                Amount to be       Offering Price       Aggregate              Amount of
 to be Registered              Registered         Per Share(1)         Offering Price(1)      Fee
--------------------------------------------------------------------------------------------------------
Common Stock, no par value     200,000 shares     $40.00               $8,000,000.00          $2,112.00
========================================================================================================


     (1) Estimated solely for the purposes of calculating the amount of the registration fee, pursuant to Rule 457(c), on the basis of $40.00 per share, which was the last reported sale price of the Common Stock as of March 27, 2000. There were no bid or asked prices on March 27, 2000. The last reported sale was on March 22, 2000.

                                     PART II

               INFORMATION REQUIRED IN THE REGISTRATION STATEMENT


ITEM 3.   INCORPORATION OF DOCUMENTS BY REFERENCE.
          ---------------------------------------

     The following documents have been filed by Orrstown Financial Services, Inc. with the Securities and Exchange Commission ("SEC") and are incorporated herein by reference:

     (a) Registrant's Annual Report on Form 10-K for the year ended December 31, 1999.

     (b) All other reports filed pursuant to Section 13(a) or 15(d) of the Securities Exchange Act of 1934 (the "Exchange Act") since the end of Registrant's fiscal year covered by the annual report referred to in
          (a) above.

     (c) The description of Registrant's Common Stock contained in its registration statement filed under the Exchange Act, and any amendment or report filed for the purpose of updating such description.

     All documents subsequently filed by Registrant pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Exchange Act, prior to the filing of a post-effective amendment which indicates that all securities offered have been sold or which deregisters all securities then remaining unsold, shall be deemed to be incorporated by reference in this Registration Statement and to be a part hereof from the date of filing such documents.

     Any statement contained in a document incorporated or deemed to be incorporated by reference herein shall be deemed to be modified or superseded for purposes hereof to the extent that a statement contained herein or in any other subsequently filed incorporated document modifies or supersedes such statement. Any such statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part hereof.


ITEM 4.  DESCRIPTION OF SECURITIES.
         -------------------------

     Not applicable.


ITEM 5.  INTERESTS OF NAMED EXPERTS AND COUNSEL.
         --------------------------------------

     Not applicable.

ITEM 6.  INDEMNIFICATION OF DIRECTORS AND OFFICERS.
         -----------------------------------------

     Sections 1741-1743 of the Pennsylvania Business Corporation Law of 1988, as amended (the "BCL"), provide that a business corporation may indemnify directors and officers against liabilities they may incur in such capacities provided certain standards are met, including good faith and the belief that the particular action is in the best interests of the corporation. In general, this power to indemnify does not exist in the case of actions against a director or officer by or in the right of the corporation if the person entitled to indemnification shall have been adjudged to be liable to the corporation unless and only to the extent a court determines that the person is fairly and reasonably entitled to indemnification. A corporation is required to indemnify directors and officers against expenses they may incur in defending actions against them in such capacities if they are successful on the merits or otherwise in the defense of such actions. Section 1746 of the BCL provides that the foregoing provisions shall not be deemed exclusive of any other rights to which a person seeking indemnification may be entitled under, among other things, any by-law provision, provided that no indemnification may be made in any case where the act or failure or act giving rise to the claim for indemnification is determined by a court to have constituted willful misconduct or recklessness. Section 1747 of the BCL authorizes a corporation to purchase insurance for directors and other representatives. The foregoing statement is subject to the detailed provisions of Section 1741-1850 of the BCL.

     The By-laws of Orrstown Financial Services, Inc. (the "Company") provide for indemnification of directors and officers to the extent provided in the BCL. In accordance with Section 1713 of the BCL, the By-laws of the Company also include a provision that the directors of the Company shall not be personally liable for monetary damages as such for any action taken, or failure to take any action, unless: (1) the director has breached or failed to perform the duties of his office in good faith, in a manner he reasonably believes to be in the best interests of the Company and with such care, including reasonable inquiry, skill and diligence, as a person of ordinary prudence would use under similar circumstances; and (2) the breach or failure to perform constitutes self-dealing, willful misconduct or recklessness. Pursuant to Section 1713 of the BCL, this limitation of personal liability does not apply to (i) the responsibility or liability of a director pursuant to any criminal statute or
(ii) the liability of a director for the payment of taxes pursuant to federal, state or local law.

     The Company maintains directors and officers liability insurance providing insurance under certain circumstances for directors and certain officers.


ITEM 7.  EXEMPTION FROM REGISTRATION CLAIMED.
         -----------------------------------

     Not Applicable.

ITEM 8.  EXHIBITS.
         --------

     5     Opinion of Rhoads & Sinon LLP.

     23.1  Consent of Rhoads & Sinon LLP (included as part of Exhibit 5).

     23.2  Consent of Smith Elliott Kearns & Company.

     24    Powers of Attorney (included as part of signature page).

     99.1  Orrstown Financial Services, Inc. Employee Stock Option Plan of 2000.


ITEM 9.  UNDERTAKINGS.
         ------------

     A. The undersigned registrant hereby undertakes:

          (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this Registration Statement:

               (i) To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933 (the "Securities Act");

               (ii) To reflect in the prospectus any facts or events arising after the effective date of the Registration Statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement;

               (iii) To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

     provided, however, that paragraph (A)(1)(i) and (A)(1)(ii) do not apply if the information required to be included in a post-effective amendment by the foregoing paragraph is contained in periodic reports filed by the registrant pursuant to Section 13 or Section 15(d) of the Exchange Act that are incorporated by reference in the Registration Statement.

          (2) That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

          (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

     B. The undersigned registrant hereby undertakes that, for purposes of determining any liability under the Securities Act, each filing of the registrant's annual report pursuant to Section 13(a) or Section 15(d) of the Exchange Act that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

     C. Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question of whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

                                   SIGNATURES


     Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Shippensburg, Commonwealth of Pennsylvania, on March 27, 2000.

                                     ORRSTOWN FINANCIAL SERVICES, INC.
                                     (Registrant)


                                     By: /s/ Kenneth R. Shoemaker
                                        --------------------------------------
                                         Kenneth R. Shoemaker
                                         President and Chief Executive Officer

                                POWER OF ATTORNEY


     KNOW ALL MEN BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints Kenneth R. Shoemaker and Joel R. Zullinger, and each of them, his true and lawful attorney-in-fact and agent, with full power of substitution and resubstitution, for such person and in such person's name, place and stead, in any and all capacities, to sign any and all amendments (including post-effective amendments) to the Registration Statement to which this power of attorney is attached, and to file all those amendments and all exhibits to them and other documents to be filed in connection with them, with the Securities and Exchange Commission, granting unto such attorneys-in-fact and agents full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully and to all intents and purposes as they might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, or their substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

     Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed below by the following persons in the capacities and on the date indicated below.

Signature                               Title                                        Date
---------                               -----                                        ----

/s/ Kenneth R. Shoemaker                President and CEO and                   March 27, 2000
-------------------------------------   Director
Kenneth R. Shoemaker


/s/ Bradley S. Everly                   Senior Vice President (chief            March 27, 2000
------------------------------------    financial officer)
Bradley S. Everly


/s/ Robert B. Russell                   Vice President (chief accounting        March 27, 2000
------------------------------------    officer)
Robert B. Russell


/s/ Anthony F. Ceddia                   Director                                March 27, 2000
------------------------------------
Anthony F. Ceddia



                                      -6-


/s/ Jeffrey W. Coy                      Director                                March 27, 2000
------------------------------------
Jeffrey W. Coy


/s/ Andrea Pugh                         Director                                March 27, 2000
-------------------------------------
Andrea Pugh


/s/ Gregory A. Rosenberry               Director                                March 27, 2000
-------------------------------------
Gregory A. Rosenberry


/s/ Glenn W. Snoke                      Director                                March 27, 2000
-------------------------------------
Glenn W. Snoke



-------------------------------------   Director
Denver L. Tuckey


-------------------------------------   Director
John S. Ward


/s/ Joel R. Zullinger                   Director                                March 27, 2000
-------------------------------------
Joel R. Zullinger

                                INDEX TO EXHIBITS
                                -----------------



Exhibit No.                Exhibit
-----------                -------


5                          Opinion of Rhoads & Sinon LLP.

23.1 Consent of Rhoads & Sinon LLP (included as part of Exhibit 5).

23.2                       Consent of Smith Elliott Kearns & Company, LLC.

24                         Powers of Attorney (included as part of
                           signature page).

99.1                       Orrstown Financial Services, Inc. Employee Stock
                           Option Plan of 2000.




                                      -8-